UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2015

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, 4th Floor, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Offering of Common Stock

On November 24, 2015, Equinix, Inc. (“Equinix”) issued and sold 2,994,792 shares (the “Shares”) of Equinix’s common stock, par value $0.001 per share, pursuant to an underwriting agreement dated November 18, 2015 (the “Common Stock Underwriting Agreement”) between Equinix and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto (the “Common Stock Underwriters”). The Shares include the full exercise of the Common Stock Underwriters’ option to purchase an additional 390,625 shares pursuant to the Common Stock Underwriting Agreement. The Shares were sold in a public offering (the “Common Stock Offering”) pursuant to a Registration Statement on Form S-3 (File No. 333-200294) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission. Equinix received estimated net proceeds from the Common Stock Offering of approximately $829.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. A copy of the Common Stock Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Shares is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

A copy of the opinion of Sullivan & Worcester LLP as to certain tax matters relating to the Shares is filed as Exhibit 8.1 hereto and is incorporated by reference into the Registration Statement.

Offering of 5.875% Senior Notes due 2026

On November 19, 2015, Equinix entered into an underwriting agreement (the “Notes Underwriting Agreement”), between Equinix and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto (the “Notes Underwriters”), pursuant to which Equinix agreed to issue and sell $1,100,000,000 aggregate principal amount of its 5.875% Senior Notes due 2026 (the “Notes”) in a public offering (the “Notes Offering”) pursuant to the Registration Statement and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission. Equinix estimates that the net proceeds from the Notes Offering will be approximately $1,084 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Notes will be Equinix’s general senior obligations and will rank equal in right of payment to all of its existing and future senior indebtedness. Interest will be payable semi-annually at a rate of 5.875% per year. The Notes will mature on January 15, 2026. The Notes will be redeemable by Equinix prior to maturity at a premium under certain circumstances. Equinix expects to issue the Notes on December 4, 2015, subject to satisfaction of certain closing conditions. A copy of the Notes Underwriting Agreement is filed as Exhibit 1.2 hereto and is incorporated herein by reference.

Equinix intends to use the net proceeds of the Common Stock Offering and the Notes Offering, together with the net proceeds of a proposed senior secured term loan that it intends to seek and cash on hand, for merger and acquisition activities and repayment of indebtedness (including the funding of the cash portion of the purchase price for the cash and share offer Equinix announced in May 2015 (the “Telecity Acquisition”) for the entire issued and to be issued share capital of Telecity Group plc (“TelecityGroup”) and repayment of existing TelecityGroup indebtedness in connection therewith) and for general corporate purposes. If for any reason the Telecity Acquisition is not completed on or prior to November 29, 2016, or if, prior to such date, the recommended cash and share offer for TelecityGroup by Equinix set out in the Rule 2.7 announcement dated May 29, 2015 has lapsed or been withdrawn for the purposes of the U.K. City Code on Takeovers and Mergers, then Equinix will be required to redeem the Notes.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2015, between Equinix, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto

1.2	Underwriting Agreement, dated November 19, 2015, between Equinix, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto

5.1	Opinion of Davis Polk & Wardwell LLP, relating to Equinix’s offering of common stock

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters relating to Equinix’s offering of common stock

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: November 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2015, between Equinix, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto

1.2	Underwriting Agreement, dated November 19, 2015, between Equinix, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto

5.1	Opinion of Davis Polk & Wardwell LLP, relating to Equinix’s offering of common stock

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters relating to Equinix’s offering of common stock

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)